Exhibit 5.1

March 3, 2025

Steakholder Foods Ltd.

5 David Fikes St., P.O. Box 4061

Rehovot, Israel 7638205

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel to Steakholder Foods Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its filing of a registration statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”), which registers up to an aggregate of 3,968,252 of our American Depositary Shares (“ADSs”), each ADS representing one hundred (100) ordinary shares, no par value (“Ordinary Shares”), consisting of: (i) 192,660 ADSs issued in a private placement in February 2025; (ii) pre-funded warrants to purchase up to 792,368 ADSs, issued in the February 2025 private placement; (iii) 985,028 ADSs issuable upon the exercise of warrants issued in the February 2025 private placement; (iv) up to 985,028 ADSs issuable under true-up provisions of the February 2025 private placement; and (v) up to 985,028 ADSs issuable upon the exercise of warrants issuable under true-up provisions of the February 2025 private placement (the “Warrants”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Registration Statement.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement, to which this opinion letter is attached as an exhibit; (ii) a copy of the amended and restated articles of association of the Company, as currently in effect (the “Articles”); (iii) resolutions of the board of directors of the Company (the “Board”), including the resolutions dated February 26, 2025, and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. We have also assumed the truth of all facts communicated to us by the Company and that all minutes of meetings of the Board and the shareholders of the Company that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws.

We have further assumed that, at the time of issuance of Ordinary Shares and to the extent any such issuance would exceed the maximum share capital of the Company currently authorized, the number of Ordinary Shares that the Company is authorized to issue shall have been increased in accordance with the Company’s Articles such that a sufficient number of Ordinary Shares are authorized and available for issuance under the Articles.

Based upon and subject to the foregoing, and in reliance thereon, we are of the opinion that the Ordinary Shares underlying the Warrants have been duly authorized, and when any Warrant is exercised pursuant to the terms thereof, the Ordinary Shares issuable at that time by the Company underlying the ADSs will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of the Commission’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar | Law Offices
Meitar | Law Offices